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                                                                  EXHIBIT 10.12


                                 PROMISSORY NOTE


$289,969.77                                             Date:  December 10, 2002

For value received the undersigned TANGIBLE ASSET GALLERIES, INC. (the "Promissory") promises to pay to the order of Silvano A. DiGenova (the "Payee").

At Newport Beach, California or such other place as the Payee may designate in writing, the sum of $289,969.77 with interest from December 10, 2002, on the unpaid principal at the rate of 12% percent annually.

The unpaid principal and accrued interest shall be payable on demand. All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any one or more of the provisions of this Note is determined to be unenforceable, in whole or in part, or any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Promisor waives presentment for payment, protest and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this Note, or assignment by Payee of this Note shall affect the liability of the Promisor. All rights for the Payee under this Note are cumulative and may be excised concurrently or consecutively at the Payee's option.

This note shall be construed in accordance with the laws of the State of California.

Signed this 10th day of December 2002 at Newport Beach, California.



By: /S/ SILVANO A. DIGENOVA  12/30/02
    ---------------------------------
    Silvano A. DiGenova,
    Chief Executive Officer